Exhibit 99.1

Robert Julian to Step Down as Chief Financial Officer of The RealReal

SAN FRANCISCO, September 29, 2023 (GLOBE NEWSWIRE) – The RealReal (the “Company” or “The RealReal”) (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today announced that Robert Julian will step down from his role as Chief Financial Officer (“CFO”) of the Company effective on the earlier of January 31, 2024 or the date a new CFO assumes the position.

If a new CFO assumes the position prior to January 31, 2024, Mr. Julian will continue as an employee and serve as an executive advisor to the Company through January 31, 2024. To assist with the transition of his role, Mr. Julian has agreed to provide limited consulting services to the Company following his termination of employment from February 1, 2024 until June 30, 2024. The Board of Directors of the Company will retain an executive search firm to commence a search process to identify a new CFO.

The Company’s Chief Executive Officer John Koryl commented, “Robert and I have worked closely together since my arrival as CEO earlier this year, and I have deeply appreciated his counsel and leadership. We wish Robert success in his future endeavors. As we announced last quarter, we remain committed to our key initiatives and believe we are on the right path.”

“It has been a great pleasure to serve as CFO of The RealReal over the past two years,” said Robert Julian. “I have the utmost confidence in the brand, and I am grateful for the opportunity to work with one of the most dedicated teams in the luxury resale industry.”

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 33 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women’s and men’s fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service.

Investor Relations Contact:

Caitlin Howe

Senior Vice President, Investor Relations

IR@therealreal.com

Press Contact:

Laura Hogya

Head of Communications

laura.hogya@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events and uncertainty surrounding macro-economic trends, disruptions in the financial industry, inflation and the COVID-19 pandemic, our ability to achieve anticipated savings in connection with our real estate reduction plan and associated workforce reduction, our ability to efficiently drive growth in consignors and buyers through our marketing and advertising activity, our ability to successfully implement our growth strategies and their capacity to help us achieve profitability or generate sustainable revenue and profit, and our financial guidance, timeline to profitability, and long range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, inflation, macroeconomic uncertainty, disruptions to the financial industry, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons. More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investor.therealreal.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.